AGENCY AGREEMENT

December 16, 2013

Northstar Healthcare Inc.
Suite 150 - 4120 Southwest Freeway
Houston, Texas, 77027
U.S.A.

Attention:        Harry Fleming, CFO

Dear Sir:

Re:        Private Placement of up to 6,250,000 Units of Northstar Healthcare Inc.

PI Financial Corp. (the “Agent”), understands that Northstar Healthcare Inc. (the “Issuer”) proposes to sell up to 6,250,000 units (the “Units”) at $0.80 per Unit (the “Offering Price”), and that the Issuer wishes to appoint the Agent to distribute the Units to purchasers (the “Purchasers”) who are qualified to purchase such Units pursuant to the Exemptions (as defined below). The Agent is willing to accept such appointment, pursuant to the terms and conditions set forth below.

1.                    DEFINITIONS

1.1                    In this Agreement:

(a)

“Acts” means the securities legislation of the Offering Jurisdictions and the regulations, rules, administrative policy statements, instruments, blanket orders, notices, directions and rulings issued or adopted by the applicable Commissions, all as amended;

(b)

“Agent’s Commission” means the commission which is set out in this Agreement and which is payable by the Issuer to the Agent in consideration for the services performed by the Agent under this Agreement;

(c)	“Agent’s Shares” means the previously unissued common shares in the authorized share structure of the Issuer, as presently constituted, issuable on exercise of the Agent’s Warrants;

(d)

“Agent’s Warrants” means the transferable warrants to acquire Agent’s Shares to be issued to the Agent in further consideration of the services performed by the Agent under this Agreement and having the terms described in Section 4.3;

(e)	“Business Day” means any day except Saturday, Sunday or a statutory holiday in Vancouver, British Columbia;

(f)

“Certificates” means the certificates, if any, representing the Shares and the Warrants sold on the Closing in the names and denominations reasonably requested by the Agent or the Purchasers, and the certificates representing the Agent’s Warrants in the names and denominations reasonably requested by the Agent;

(g)	“Closing” means the closing of the purchase and sale of the Units;

(h)	“Closing Date” means the date on which the Closing occurs;

(i)	“Commissions” means the provincial securities commission or other regulatory authority in each of the Offering Jurisdictions;

(j)

“Disclosure Record” means all prospectuses, information circulars, annual information forms, financial statements, management’s discussion and analysis, press releases, material change reports or other documents filed by and in respect of the Issuer with the applicable Commissions and available on SEDAR at www.sedar.com;

(k)	“Exchange” means the Toronto Stock Exchange;

(l)	“Exemptions” means the exemptions from the prospectus requirements of the Acts which are outlined in Section 2.3 and 2.10 of National Instrument 45-106 and BC Instrument 72-503;

(m)	“Material Change” has the meaning defined in the Acts;

(n)	“Material Fact” has the meaning defined in the Acts;

(o)

“Material Subsidiaries” means Northstar Healthcare Acquisitions, LLC, Northstar Healthcare Surgery Center - Houston, LLC, Medical Ambulatory Surgical Suites, L.P., Microsurgery Institute, LLC and The Palladium for Surgery - Houston, Ltd.;

(p)	“National Instrument 45-102” means National Instrument 45-102 Resale of Securities adopted by the Canadian Securities Administrators;

(q)	“National Instrument 45-106” means National Instrument 45-106 Prospectus and Registration Exemptions adopted by the Canadian Securities Administrators;

(r)	“Offering Jurisdictions” means each of the provinces of Canada;

(s)	“Offering Price” means the offering price for the Units under the Private Placement being $0.80 per Unit;

(t)	“Private Placement” means the offering of the Units on the terms and conditions of this Agreement;

(u)

“Proceeds” means the gross proceeds from the sale of Units on Closing plus any advance payments for expenses or on account of the Agent’s Commission made by the Issuer and held by the Agent at Closing, less:

(i)	the Agent’s Commission;

(ii)	the reasonable expenses of the Agent, including the fees and disbursements of the Agent’s legal counsel, in connection with the Private Placement which have not been paid by the Issuer;

(iii)	any amount which has been attached by garnishing order or other form of attachment; and

(iv)	any amount paid directly to the Issuer by Purchasers in connection with the Private Placement.

(v)	“Purchasers” means the purchasers of the Units pursuant to the Private Placement;

(w)	“Regulation S” means Regulation S promulgated under the U.S. Securities Act;

(x)	“Regulatory Authorities” means the Commissions and the Exchange and the securities regulatory authorities in any other applicable international jurisdictions;

(y)	“Right of First Refusal” has the meaning ascribed to that term in Section 17.1;

(z)	“ROFR Notice” has the meaning ascribed to that term in Section 17.1;

(aa)	“Securities” means the Units, the Shares, the Warrants, the Warrant Shares, the Agent’s Warrants and the Agent’s Shares;

(bb)	“Shares” means the previously unissued common shares in the authorized share structure of the Issuer, as presently constituted, which comprise part of the Units;

(cc)	“Subscription Agreements” has the meaning ascribed to that term in Section 6.1;

(dd)	“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(ee)	“Units” means an aggregate of 6,250,000 units of the Issuer being offered for sale under the Private Placement, each comprised of one Share and one-half of one Warrant;

(ff)	“U.S. Person” has the meaning ascribed to that term in Regulation S;

(gg)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(hh)	“Warrant Shares” means the previously unissued common shares in the authorized share structure of the Issuer, as presently constituted, which will be issued upon the exercise of the Warrants; and

(ii)	“Warrants” means the transferable share purchase warrants of the Issuer, with one-half of one Warrant comprising part of one Unit having the terms described in Sections 3.1 and 3.2.

2.                      APPOINTMENT OF AGENT

2.1                    The Issuer appoints the Agent as its exclusive agent and the Agent accepts the appointment and agrees to act as the exclusive agent of the Issuer to use its reasonable commercial efforts to find and introduce to the Issuer potential purchasers to purchase up to 6,250,000 Units at a price of $0.80 per Unit by way of private placement under the applicable Exemptions.

3.                      WARRANTS

3.1                    Each whole Warrant will entitle the holder, on exercise, to purchase one Warrant Share at any time from the Closing Date until 5:00 p.m. (Vancouver time) on the date 24 months following the Closing Date at a price of $1.10 per Warrant Share. If, commencing on that date that is four months and one day from the Closing Date, the volume weighted average price of the Shares on the Exchange is greater than $1.40 for a period of ten (10) consecutive trading days, then the Issuer may provide written notice to the Warrant holders (the “Written Notice”) that the Warrants will expire 30 calendar days following the date of the Written Notice. The Company will also issue a press release on the date that the notice is provided indicating the expiry date of the Warrants. The Warrants are transferable but will not be listed on the Exchange or on any other public market.

3.2                    The terms governing the Warrants will be set out in the certificates representing the Warrants, the form of which will be subject to the approval of the Issuer and the Agent, acting reasonably. The certificates representing the Warrants will include, among other things, provisions for the appropriate adjustment in the class, number and price of the Warrant Shares issued upon exercise of the Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Issuer’s common shares, the payment of stock dividends and the amalgamation of the Issuer.

3.3                    The issue of the Warrants will not restrict or prevent the Issuer from obtaining any other financing, or from issuing additional securities or rights, during the period within which the Warrants may be exercised.

4.                      AGENT’S COMPENSATION

4.1                    In consideration of the services performed by the Agent under this Agreement, the Issuer will pay to the Agent, the Agent’s Commission equal to 7% of the gross proceeds received by the Issuer from the sale of the Units to Purchasers, payable in cash at the Closing or, in whole or in part, in Units of the Issuer at a deemed price equal to the Offering Price or, if not permitted by the Exchange, at the lowest price permitted by the Exchange.

4.2                    In addition to payment of the Agent’s Commission, the Issuer will issue to the Agent at Closing that number of Agent’s Warrants equal to 7% of the aggregate number of Units sold to Purchasers under the Private Placement. Each Agent’s Warrant will entitle the holder to purchase one Agent’s Share at a price of $0.95. The Agent’s Warrants are exercisable in whole or in part at any time from the Closing Date until 5:00 p.m. (Vancouver time) on the date 24 months following the Closing Date.

4.3                    The terms governing the Agent’s Warrants will be set out in the certificates representing the Agent’s Warrants, the form of which will be subject to the approval of the Issuer and the Agent, acting reasonably. The certificates representing the Agent’s Warrants will include, among other things, provisions for the appropriate adjustment in the class, number and price of the Agent’s Shares issued upon exercise of the Agent’s Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Issuer’s common shares, the payment of stock dividends and the amalgamation of the Issuer.

4.4                    The Issuer agrees not to place or have placed a U.S. securities law restrictive legend on the certificates representing the Agent’s Warrants and the Agent’s Shares.

4.5                    The amounts paid to the Agent under this section are in addition to and not in substitution for any other commission or remuneration payable to the Agent by the Issuer under any other agreement or arrangement.

5.                      OFFERING RESTRICTIONS

5.1                    The Agent will only sell the Units, on behalf of the Issuer, to persons resident in the Offering Jurisdictions (or to persons outside the Offering Jurisdictions in compliance with Section 5.2) who represent themselves as being persons:

(a)	purchasing as principal or deemed to be purchasing as principal under applicable securities laws or purchasing as authorized agent on behalf of a disclosed principal;

(b)	qualified to purchase the Units under one or more of the applicable Exemptions and

(c)	who are not U.S. Persons or in the United States.

5.2                    The Agent covenants and agrees that if it offers to sell or sells any Units in jurisdictions other than the Offering Jurisdictions, such offers and sales shall be effected in accordance and compliance with the applicable laws of such jurisdictions and shall be effected in such manner so as not to: (i) require registration of any of the Securities, or the filing of a prospectus or other similar document with respect thereto; or (ii) subject the Issuer to any additional continuous disclosure or similar reporting requirements under the laws of any jurisdiction outside the Offering Jurisdictions.

5.3                    Notwithstanding Section 5.2, neither the Issuer, the Agent, nor any of their respective affiliates, nor any person acting on behalf of any of the foregoing, will offer or sell any of the Securities to U.S. Persons or in the United States, or undertake any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market for the Securities in the United States. The Agent agrees that at the time any buy order for Units is placed by clients of the Agent, the buyer will be outside the United States, or the Agent and all persons acting on its behalf will reasonably believe that the buyer is outside the United States, and neither the Agent nor any person acting on its behalf will have knowledge that such transaction has been pre-arranged with a buyer in the United States.

6.                      SUBSCRIPTIONS

6.1                    The Agent will use its best efforts to obtain from each Purchaser introduced by the Agent, and deliver to the Issuer, as soon as practicable but in any event before the Closing, duly completed and signed subscriptions in the form or forms consented to by the Issuer and the Agent (the “Subscription Agreements”) and executed by the Purchaser, together with all other documents required under the Exemptions or by the Exchange.

7.                      FILINGS WITH THE REGULATORY AUTHORITIES

7.1                    The Issuer will, in a timely manner, file all required documents, pay all required filing fees and undertake any other actions required by the rules and policies of the Exchange in order to obtain the acceptance of the Exchange for the issuance of the Securities.

7.2                      Within 10 days of the Closing, the Issuer will file with the Commissions any report(s) required to be filed by the Acts, including under National Instrument 45-106, in connection with the Private Placement in the required form, and will provide the Agent’s legal counsel with copies of the report or reports.

8.                    CLOSING

8.1                   The Issuer and the Agent will cause Closing to take place on a date or dates mutually agreeable to the parties.

8.2                   The Issuer will, on Closing, issue and deliver the Securities by electronic issuance or by Certificates, as directed by the Agent, to the Agent or, at the Agent’s request, to the Purchasers, against payment of the Proceeds.

8.3                    If the Issuer has satisfied all of its material obligations under this Agreement, the Agent will, on Closing, pay the Proceeds to the Issuer against delivery of the Certificates.

8.4                    The Issuer will endorse the Certificates, and the certificates representing any Warrant Shares or Agent’s Shares issued prior to the expiry of applicable hold periods with any legends which may be required by any of the Regulatory Authorities.

9.                      CONDITIONS OF CLOSING

9.1                    The obligations of the Agent on Closing will be conditional upon the following:

(a)

the Issuer will be a “reporting issuer” in all provinces and territories of Canada, the Issuer’s common shares will be listed and posted for trading on the Exchange, and the Issuer will not be in default of any of the requirements of the Acts or any of the administrative policies or notices of the Exchange;

(b)

the Issuer will have delivered to the Agent and its legal counsel favourable opinions of the Issuer’s legal counsel dated as of the date of the Closing, in such form as is acceptable to the Agent and its legal counsel as to all legal matters reasonably requested by the Agent relating to the business of the Issuer and the creation, issuance and sale of the Securities;

(c)

the Issuer will have delivered to the Agent and its legal counsel such other legal opinions as may be reasonably requested by the Agent and its legal counsel, including without limitation, a corporate opinion relating to the Material Subsidiaries;

(d)

the Issuer will have delivered to the Agent and its legal counsel a certificate of the Issuer, dated as of such date requested by the Agent and signed by the chief executive officer and the chief financial officer of the Issuer, or by such other officers approved by the Agent, certifying certain facts specified by the Agent and relating to the Issuer and its affairs;

(e)	the Agent will have completed its due diligence review of the Issuer and the results will have been satisfactory to the Agent, in its sole discretion;

(f)

the Issuer will have delivered to the Agent and its legal counsel such other certificates relating to the Private Placement or the affairs of the Issuer as the Agent or its legal counsel may reasonably request; and

(g)

each representation and warranty of the Issuer which is contained in this Agreement continues to be true, and the Issuer has performed or complied with all of its covenants, agreements and obligations under this Agreement.

9.2                    The Closing and the obligations of the Issuer and the Agent to complete the issue and sale of the Securities are subject to:

(a)	receipt of all required regulatory approvals for or acceptance of the Exchange for:

	(i)	the issuance of the Securities; and

	(ii)	the listing on the Exchange of the Shares, the Warrant Shares and the Agent’s Shares; and

(b)	the removal or partial revocation of any cease trading order or trading suspension made by any competent authority to the extent necessary to complete the Private Placement.

10.                    MATERIAL CHANGES

10.1                  The Issuer agrees that if between the date of the engagement letter between the parties dated November 29, 2013 and the Closing, a Material Change or a change in a Material Fact occurs in respect of the Issuer, the Issuer will:

(a)	as soon as practicable notify the Agent in writing, setting forth the particulars of such change;

(b)	as soon as practicable, issue and file with the applicable Regulatory Authorities a news release that is authorized by a senior officer disclosing the nature and substance of the change;

(c)

as soon as practicable, and in any event no later than 10 days after the date on which the change occurs, file with the Commissions any report required by the applicable Acts which discloses the change; and

(d)	provide copies of that news release, when issued, and that report, when filed, to the Agent and its counsel.

11.                    ISSUER OBLIGATIONS

11.1                  The Issuer further agrees to:

(a)	fully comply with the covenants made by the Issuer in the Subscription Agreements entered into between the Issuer and each of the Purchasers;

(b)

as soon as reasonably possible, take all such steps as may reasonably be necessary to enable the Units to be offered for sale and sold on a private placement basis to purchasers in the Offering Jurisdictions through the Agent or other investment dealers or brokers registered in the applicable Offering Jurisdictions by way of the Exemptions;

(c)

permit the Agent and its legal counsel to participate fully in the preparation of any documents regarding the Private Placement and allow the Agent and its legal counsel to conduct all due diligence which the Agent may, in its sole discretion, require or request;

(d)	ensure that the distribution of the Units will fully comply with the requirements of the Acts and the policies of the Exchange; and

(e)	use the Proceeds for general working capital.

11.2                  The Issuer will immediately send to the Agent and its legal counsel copies of all correspondence and filings to and correspondence from the Regulatory Authorities relating to the Private Placement.

12.                    TERMINATION

12.1                  The Agent may terminate its obligations under this Agreement by notice in writing to the Issuer at any time before the Closing if:

(a)	an adverse Material Change, or an adverse change in a Material Fact relating to any of the Securities occurs or is announced by the Issuer;

(b)

there is an event, accident, law or governmental regulation or other occurrence of any nature which, in the opinion of the Agent, seriously affects or would be expected to seriously affect the financial markets, or the business or operations of the Issuer, or the market price or value of the Issuer’s securities or the ability of the Agent to perform its obligations under this Agreement, or a Purchaser’s decision to purchase the Units, in the Agent’s sole opinion;

(c)

following a consideration of the history, business, products, property or affairs of the Issuer or its principals and promoters, or of the state of the financial markets in general, or the state of the market for the Issuer’s securities in particular, the Agent determines, in its sole discretion, that it is not in the interest of the Purchasers to complete the purchase and sale of the Units;

(d)

an enquiry or investigation (whether formal or informal) or other proceeding in relation to the Issuer, or any of the Issuer’s directors, officers or promoters, is announced, commenced or threatened by any court, any Commission, the Exchange, or any other competent authority;

(e)

any order to cease, halt or suspend trading (including an order prohibiting communications with persons in order to obtain expressions of interest) in any securities of the Issuer is made, or proceedings are announced, commenced or threatened for the making of such order by a competent regulatory authority and that order is still in effect and has not been rescinded, revoked or withdrawn;

(f)	the results of the Agent’s due diligence review of the Issuer are not satisfactory as determined by the Agent in its sole discretion;

(g)	the Issuer is in breach of a material term of this Agreement or any condition in this Agreement remains outstanding and completion at the time of Closing;

(h)	any of the representations or warranties made by the Issuer in this Agreement is false or has become false; or

(i)	the Exchange will not accept for filing documentation relating to the Private Placement.

12.2                  The Agent’s obligations hereunder will terminate if the Exchange does not issue its letter of conditional acceptance, subject only to the usual post-closing filings with the Exchange, of the Private Placement within 60 days of the reference date of this Agreement, unless otherwise agreed by the Agent.

12.3                  The rights of the Agent to terminate this Agreement are in addition to such other remedies as they may have in respect of any default, misrepresentation, act or failure of the Issuer in respect of any of the matters contemplated by this Agreement.

12.4                  The Company may terminate this Agreement in the event that it has not received total gross proceeds from this transaction of $3,000,000 on or prior to December 31, 2013. 12.5 Notwithstanding any other term hereof, this Agreement will terminate if the Closing does not occur within 90 days of the reference date of this Agreement.

12.6                  In the event that this Agency Agreement is terminated by the Agent, then the obligations of the parties hereunder shall immediately terminate, save and except for this paragraph 12.6 and the obligations of the Issuer under Sections 14, 16 and 21, which obligations of the Issuer shall survive such termination and which the Agent shall be specifically entitled to. In such case, the Issuer acknowledges and agrees that the Agent and its counsel and advisors will be free to accept any mandate which may be in conflict with the Issuer’s interests.

13.                    WARRANTIES, REPRESENTATIONS AND COVENANTS

13.1                  The Issuer warrants and represents to and covenants with the Agent that:

(a)

the Issuer and the Material Subsidiaries are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdiction in which they are incorporated, continued or amalgamated and have all requisite corporate power and authority to carry on their respective businesses, as now conducted and as presently proposed to be conducted and to own their respective assets;

(b)

the Issuer and the Material Subsidiaries are duly registered and licensed to carry on business in the jurisdictions in which they carry on business or own property where so required by the laws of that jurisdiction;

(c)

the authorized share structure of the Issuer consists of an unlimited number of common shares without par value and, as at December 16, 2013 an aggregate of 36,867,047 common shares, are issued and outstanding as fully paid and non- assessable shares;

(d)	in respect of the Issuer's material subsidiaries:

(i)

as at December 16, 2013 the issued and outstanding capital of the Northstar Healthcare Acquisitions, LLC (“Northstar Acquisitions”) consists of 97,032 Class A Membership Interest Units owned by Issuer, 12,734 Common Membership Interest Units owned by Northstar Healthcare Holdings, Inc. (“Northstar Holdings”), and 11,000 Preferred Membership Interest Units owned by Northstar Holdings which are free and clear of all liens, encumbrances or claims.

(ii)	the Issuer is the sole shareholder of Northstar Holdings and Northstar Holdings holds 100% of the outstanding preferred units and common units of Northstar Acquisitions;

(iii)	Northstar Acquisitions is the sole member of Northstar Healthcare Surgery Centre - Houston, LLC as at December 16, 2013;

(iv)

the issued and outstanding partnership interest of Medical Ambulatory Surgical Suites, LP (“MASS”) consists of 99 non-certificated limited partnership units (“LP Units”) and one non-certificated general partnership unit as at December 16, 2013, a total of 100 partnership units;

(v)

the Issuer, through its wholly owned subsidiary, Northstar Healthcare Limited Partner, LLC (“Northstar Limited”), owns 23.99 LP Units of MASS and, through its wholly owns subsidiary Northstar Healthcare General Partner, LLC (“Northstar General”), owns 1 General Partnership Interest unit of MASS, representing 24.99% of the outstanding Partnership Interest of MASS;

(vi)	the issued and outstanding equity interest of Microsurgery Institute, LLC consists of 100 non-certificated membership units as at December 16, 2013;

(vii)	NHC- ASC Dallas, LLC (“NHC Dallas”) is the sole owner of the membership interest in Microsurgery Institute, LLC as at December 16, 2013;

(viii)	the Issuer, through Northstar Acquisitions, owns 35 membership units of NHC Dallas representing, 35% of the outstanding membership units of NHC Dallas;

(ix)

the Issuer through its wholly owned subsidiary, Northstar Limited, owns 89.6 LP Units of The Palladium for Surgery – Houston, Ltd. (“Palladium Houston”) and, through its wholly owned subsidiary Northstar General, owns 1 General Partnership Interest unit of Palladium Houston, representing 90.6% of the outstanding Partnership Interest of Palladium Houston;

(e)	upon the issuance thereof, the Shares, the Warrant Shares and Agent’s Shares will all be duly and validly issued as fully paid and non-assessable;

(f)	the Warrant Shares shall have the attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Subscription Agreements;

(g)

the Subscription Agreements and all other written or oral representations made by the Issuer to a Purchaser or potential Purchaser in connection with the Private Placement will be accurate in all material respects and will omit no fact, the omission of which will make such representations misleading or incorrect;

(h)

the Issuer is a “reporting issuer” in each of the Provinces of Canada, the Issuer’s common shares are listed on the Exchange, and the Issuer is not in any material respect in default of any of the requirements of the Acts or any of the administrative policies or notices of the Exchange. The Issuer will use its commercially reasonable efforts to maintain its status as a “reporting issuer” in at least one of the Provinces of Canada and to maintain the listing of its common shares on the Exchange, or such other recognized North American stock exchange or quotation system, to the date that is 24 months and one day following the Closing Date, so long as the Issuer meets the minimum listing requirements of the Exchange or such other exchange or quotation system;

(i)

no order ceasing or suspending trading in securities of the Issuer nor prohibiting the sale of such securities has been issued to and is outstanding against the Issuer or any of its directors, officers or promoters or against any other companies that have common directors, officers or promoters and, to the knowledge of the Issuer, no investigations or proceedings for such purposes are pending or threatened;

(j)

the Securities will not be subject to a restricted period or statutory hold period under the Acts or to any resale restrictions under the policies of the Exchange which extends beyond four months and one day after issuance of the Securities;

(k)	to the Issuer’s knowledge, the Issuer’s auditors are independent public accountants as required by the Acts;

(l)	there has never been any reportable event (within the meaning of National Instrument 51-102) with the present or any former auditor of the Issuer;

(m)

the Issuer or the Material Subsidiaries are the beneficial owners or lessees or sublessees of the properties, business and assets or the interests in the properties, business or assets referred to in the Disclosure Record and, except as qualified by the Disclosure Record, all agreements by which the Issuer or the Material Subsidiaries holds an interest in a property, business or asset are in good standing according to their terms and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

(n)

the Disclosure Record is in all material respects accurate and, at the applicable time of filing thereof, there were no misrepresentations in any of the documents that comprise the Disclosure Record or other publicly filed documents filed by and relating to the Issuer or its properties or assets;

(o)

the Issuer’s financial statements contained in the Disclosure Record (the “Financial Statements”) have all been prepared in accordance with International Financial Reporting Standards applied on a consistent basis, accurately reflect the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of the Issuer and its subsidiaries on consolidated basis as of the date thereof, and no adverse material changes in the financial position of the Issuer have taken place since the date of the most recent such audited financial statements;

(p)

other than as disclosed in the Financial Statements, there are no off-balance sheet transactions, arrangement, obligations (including contingent obligations) or other relationships of the Issuer with unconsolidated entities or other persons that may have a material current or future effect on the financial condition, changes in financial condition, results of operations, earnings, cash flow, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses of the Issuer or that would reasonably be expected to be material in an investor in making a decision to purchase the Units;

(q)

expect as disclosed in the Financial Statements, the Issuer does not have any contingent liabilities in excess of the liabilities that are either reflected or reserved against in the Financial Statements which would reasonably be expected to be material to the Issuer;

(r)

the Issuer has complied and will comply fully with the requirements of all applicable corporate and securities laws and administrative policies and directions, including, without limitation, the Acts and the Business Corporations Act (British Columbia) in relation to the issue and trading of its securities and in all matters relating to the Private Placement;

(s)

there is no Material Change relating to the Issuer or the Material Subsidiaries, and no change in any Material Fact relating to any of the Units which has not been or will not be fully disclosed in accordance with the requirements of the Acts and the policies of the Exchange;

(t)

the issue and sale of the Securities by the Issuer and the Agent does not and will not conflict with, or result in a breach of, any of the terms of the Issuer’s incorporating documents or any agreement or instrument to which the Issuer is a party or by which it is bound;

(u)

other than as disclosed in the Disclosure Record, neither the Issuer, the Material Subsidiaries nor any other party, is a party to any actions, suits or proceedings of which it has been served that could materially affect their business or financial condition, and to the best of the Issuer’s knowledge no such actions, suits or proceedings are contemplated or have been threatened that have not been disclosed to the Agent;

(v)

neither the Issuer, the Material Subsidiaries nor any other party, is in default in the observance or performance of any term or obligation to be performed by it under any contract entered into by the Issuer which is material to the business or affairs of the Issuer on a consolidated basis and no event has occurred which with notice or lapse of time or both would directly or indirectly constitute such a default, in any such case which default or event would have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Issuer;

(w)	there are no judgments against the Issuer or any Material Subsidiary which are unsatisfied, nor is the Issuer or any Material Subsidiary subject to any consent decrees or injunctions;

(x)

this Agreement has been or will, by the Closing, be duly authorized by all necessary corporate action on the part of the Issuer, and the Issuer has full corporate power and authority to undertake the Private Placement, and this Agreement and the Subscription Agreements have been or will by the Closing be duly authorized, executed and delivered by the Issuer and are or will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms subject to laws relating to creditors’ rights generally, the availability of equitable remedies and except as rights to indemnity and contribution may be limited by applicable law;

(y)

except as disclosed in the Disclosure Record, no person has or will, at Closing, have any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any unissued shares in the capital of the Issuer or any subsidiary thereof or any other security convertible into or exchangeable for any such shares, or to require the Issuer or any subsidiary thereof to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital;

(z)

the Issuer and the Material Subsidiaries have filed all federal, provincial, state, local and foreign tax returns which are required to be filed, or has requested extensions thereof, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable;

(aa)

the Issuer and its Material Subsidiaries have not violated the Corruption of Foreign Public Officials Act (Canada) and all applicable anti-corruption legislation in the jurisdictions in which they operate;

(bb)

the Issuer has established on its respective books and records reserves which are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Issuer except for taxes not yet due, and there are no audits of any of the tax returns of the Issuer which are known by the Issuer’s management to be pending, and there are no claims which have been or, to the Issuer’s knowledge, may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a material adverse effect on the properties, business or assets of the Issuer or the Material Subsidiaries;

(cc)

all operations of the Issuer and the Material Subsidiaries have been and are being conducted in accordance with good industry practices and to the best of the Issuer’s knowledge, in material compliance with applicable laws, rules, regulations, orders and directions of government and other competent authorities;

(dd)

to the best of the Issuer’s knowledge, after due inquiry, the Issuer and the Material Subsidiaries: (i) are in material compliance with any and all applicable foreign, federal, provincial, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all material permits, licenses or other approvals required of any of them under applicable Environmental Laws to conduct their business as presently conducted; and (iii) are in material compliance with all terms and conditions of any such permit, license or approval;

(ee)

the minute books of the Issuer and the Material Subsidiaries as provided or made available to the Agent are true and correct in all material respects and contain all the resolutions of its directors and shareholders;

(ff)	the Issuer has not withheld, and will not withhold from the Agent, any facts relating to the Issuer or to the offering of the Units that would reasonably be considered material to a Purchaser;

(gg)

other than the Agent, no person, firm or corporation acting or purporting to act at the request of the Issuer is entitled to any brokerage, agency or finder’s fee in connection with the transactions described herein; and

(hh)	the warranties and representations in this section are true and correct and will remain so as of the Closing.

13.2                  The Agent warrants and represents to and covenants with the Issuer that:

(a)

it is a valid and subsisting corporation under the laws of the jurisdiction in which it was incorporated and has good and sufficient right and authority to enter into this Agreement and complete the transactions under this Agreement on the terms and conditions set forth herein;

(b)	it is a broker or dealer properly registered under the Acts;

(c)	it will be acquiring the Agent’s Warrants as principal for its own account;

(d)	it is a member in good standing of the Exchange;

(e)

it: (i) is not a U.S. Person, (ii) did not receive the offer to purchase the Agent’s Warrants in the United States, (iii) did not execute this Agreement in the United States and (iv) is not acquiring the Agent’s Warrants for the account or benefit of a U.S. Person, or person in the United States; and

(f)	in connection with the Private Placement, it will, on behalf of the Issuer, sell the Units to the Purchasers in compliance with the Acts and the restrictions set out in Section 5.

13.3                  The Agent acknowledges that none of the Agent’s Warrants or the Agent’s Shares have been or will be registered under the U.S. Securities Act or the securities laws of any state and that the Agent’s Warrants may not be exercised in the United States or by or on behalf of a U.S. Person, nor may the Agent’s Warrants or the Agent’s Shares be offered or sold in the United States unless an exemption from registration under the U.S. Securities Act and any applicable state securities law is available.

14.                    EXPENSES OF AGENT

14.1                  The Issuer will pay all of the expenses of the Private Placement and all the reasonable expenses incurred by the Agent in connection with the Private Placement including, without limitation, the reasonable fees and expenses of the legal counsel for the Agent. The Agent acknowledges receipt of a retainer towards such expenses in the amount of $15,000. 14.2 The Issuer will pay the expenses referred to in Section 14.1 even if the transactions contemplated by this Agreement are not completed or this Agreement is terminated, unless the failure of acceptance or completion or the termination is the result of a breach of this Agreement by the Agent.

14.3                  The Agent may, from time to time, render accounts for its reasonable expenses in connection with the Private Placement to the Issuer for payment on or before the dates set out in the accounts.

14.4                  The Issuer authorizes the Agent to deduct its reasonable expenses in connection with the Private Placement, including, without limitation, the fees and expenses of its legal counsel, from the proceeds of the Private Placement and any advance payments made by the Issuer, including expenses for which an account has not yet been rendered.

15.                    GARNISHING ORDERS

15.1                  If at any time up to and including the Closing the Agent receives a garnishing order or other form of attachment purporting to attach or garnish a part or all of the sale price of any of the Securities, the Agent will be free to pay the amount purportedly attached or garnished into court.

15.2                  Any payment by the Agent into court pursuant to a garnishing order will be deemed to have been received by the Issuer as payment by the Agent against the sale price of the Securities to the extent of the amount paid, and the Issuer will be bound to issue and deliver the Securities proportionately to the amount paid by the Agent.

15.3                  The Agent will not be bound to ascertain the validity of any garnishing order or attachment, or whether in fact it attaches any moneys held by the Agent, and the Agent will be free to act with impunity in replying to any garnishing order or attachment.

15.4                  The Issuer will release, indemnify and save harmless the Agent in respect of all damages, costs, expenses or liabilities arising from any acts of the Agent under this section.

16.                    INDEMNITY

16.1                  The Issuer and its Material Subsidiaries or affiliated companies, as the case may be, (collectively, the “Indemnitor”) hereby agree to indemnify and hold the Agent and its subsidiaries and affiliates, and their respective directors, officers, employees and agents (each an “Indemnified Party” and collectively, the “Indemnified Parties”) harmless from and against any and all expenses, losses (other than loss of profits), fees, claims, actions (including shareholder actions, derivative actions or otherwise), damages, obligations, or liabilities, whether joint or several, and the reasonable fees and expenses of its counsel, that may be incurred in advising with respect to and/or defending any actual or threatened claims, actions, suits, investigations or proceedings to which the Indemnified Parties or any of them may become subject or otherwise involved in any capacity under any statute or common law, or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Indemnified Parties hereunder (including the aggregate amount paid in reasonable settlement of any such actions, suits, investigations, proceedings or claims that may be made against any of the Indemnified Parties, provided that the Indemnitor has agreed to such settlement), provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(a)	the Indemnified Parties have been negligent or have committed wilful misconduct or any fraudulent act in the course of such performance; and

(b)	the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the negligence, wilful misconduct or fraud referred to in (a).

Without limiting the generality of the foregoing, this indemnity shall apply to all expenses (including legal expenses), losses, claims and liabilities that the Agent may incur as a result of any action or litigation that may be threatened or brought against any of the Indemnified Parties insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Indemnified Parties hereunder.

16.2                  The Issuer will reimburse the Indemnified Parties for any and all expenses or liabilities which are indemnifiable hereunder as and when they are incurred by the Indemnified Party. If any action or claim is brought against an Indemnified Party in respect of which indemnity may be sought from the Issuer pursuant to this Agreement, the Indemnified Party will promptly notify the Issuer in writing.

16.3                  If for any reason (other than the occurrence of any of the events itemized in paragraphs 16.1(a) and 16.1(b) above), the foregoing indemnification is unavailable to the Agent or any Indemnified Party or is insufficient to hold the Agent or any Indemnified Party harmless as a result of such expense, loss, claim, damage or liability, the Indemnitor, the Agent and such Indemnified Party will contribute to such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and the Agent or any Indemnified Party on the other hand but also the relative fault of the Indemnitor and the Agent or any Indemnified Party, as well as any relevant equitable considerations; provided that the Indemnitor shall in any event contribute to the amount paid or payable by the Agent or any Indemnified Party as a result of such expense, loss, claim, damage or liability and any excess of such amount over the amount of the fees received by the Agent hereunder.

16.4                  The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor, the Agent and/or any of its respective Indemnified Party by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, or any such entity shall investigate the Indemnitor, the Agent and/or any Indemnified Party shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor, the Indemnitor shall have the right to retain, at its own expense, counsel reasonably satisfactory to the Agent to defend the Agent in respect of such proceeding unless the Agent elects to retain its own counsel. If the Agent elects to retain its own counsel, the fees and expenses of such counsel will, notwithstanding section 16.1 above, be borne by the Agent unless, in the opinion of the Agent on the advice of legal counsel, the representation of both parties by the same legal counsel would be inappropriate due to the potential differing interests between them, the Indemnitor has not retained counsel within a reasonable time after being notified of the proceeding or the Indemnitor otherwise consents to the use of such independent legal counsel, in which case the Indemnitor shall be liable to pay the reasonable fees and expenses of counsel for the Agent as well as the reasonable costs (including an amount to reimburse the Agent for time spent by its Personnel in connection therewith) and out-of-pocket expenses incurred by its Indemnified Parties in connection therewith shall be paid by the Indemnitor as they occur.

16.5                  Promptly after receipt of notice of the commencement of any legal proceeding against the Agent or any of its Indemnified Parties or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, the Agent will notify the Indemnitor in writing of the commencement thereof, and throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed. However, the failure by the Agent to notify the Indemnitor will not relieve the Indemnitor of its obligations to indemnify the Agent and/or any such Indemnified Party. The Indemnitor shall on behalf of itself and the Agent, and/or any Indemnified Party, as applicable, be entitled (but not required) to assume the defence of any suit brought to enforce such legal proceeding; provided, however, that the defence shall be conducted through legal counsel acceptable to the Agent and/or any such Indemnified Party, as applicable, acting reasonably, that no settlement of any such legal proceeding may be made by the Indemnitor without the prior written consent of the Agent and/or any such Indemnified Party, as applicable, and none of the Agent and/or any such Indemnified Party, as applicable, shall be liable for any settlement of any such legal proceeding unless it has consented in writing to such settlement, such consent not to be unreasonably withheld. If the Agent and the Indemnified Parties elect to retain its own counsel, the fees and expenses of such counsel will, notwithstanding section 16.1 above, be borne by the Agent unless, in the opinion of the Agent on the advice of legal counsel, the representation of both parties by the same legal counsel would be inappropriate due to the potential differing interests between them, the Indemnitor has not retained counsel within a reasonable time after being notified of the proceeding or the Indemnitor otherwise consents to the use of such independent legal counsel, in which case the Indemnitor shall be liable to pay the reasonable fees and expenses of counsel for the Agent as they occur 16.6 The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability, which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Indemnified Parties and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, the Agent, and any of the Indemnified Party. The foregoing provisions shall survive the completion of professional services rendered under this Agreement.

17.                    RIGHT OF FIRST REFUSAL

17.1                  The Issuer will provide the Agent written notice (the “ROFR Notice”) of the terms of any financing, including, without limitation, any public offering or private placement of equity or convertible securities whatsoever (whether or not such financing is undertaken through a broker, underwriter, agent or otherwise), that it requires or proposes to undertake at any time during the eighteen months following the Closing Date and the Agent will have, as its option, the right of first refusal (the “Right of First Refusal”) to participate as agent in respect of such financing for 25% of any such financing.

17.2                  The Right of First Refusal must be exercised by the Agent within 15 days following the receipt of the ROFR Notice by notifying the Issuer that it will provide such financing or such portion of such financing on the terms set out in the ROFR Notice.

17.3                  If the Agent fails to give notice within the 15 days referred to in Section 17.2 that it is exercising the Right of First Refusal upon the terms set out in the ROFR Notice, the Issuer will then be free to make other arrangements to obtain financing from another source on the same terms or on terms no less favourable to the Issuer, subject to obtaining the acceptance of the Commissions and the Exchange.

17.4                  The Right of First Refusal will not terminate if, on receipt of any ROFR Notice from the Issuer under this section, the Agent fails to exercise the right.

18.                    ADDITIONAL ISSUANCES

18.1                  The Issuer shall not, without the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed), directly or indirectly, issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, or agree to, or announce any intention to issue, sell, offer, grant an option or right in respect of, otherwise dispose of, any additional common shares of the Company or any securities exchangeable for, or convertible into, additional common shares of the Company for a period of two months after the Closing Date except for the issue of common shares or other securities of the Issuer in relation to currently outstanding commitments (such as for purposes of the grant of options or the issuance of any common shares issued pursuant to the Issuer’s stock option plan or upon exercise of any outstanding stock options or warrants of the Issuer), during the period beginning on the Closing Date and ending two months days after the Closing Date.

19.                    ASSIGNMENT AND SELLING GROUP PARTICIPATION

19.1                  The Agent will not assign this Agreement or any of its rights under this Agreement or, with respect to the Securities, enter into any agreement in the nature of an option or a sub-option unless and until, for each intended transaction, the Agent has obtained the consent of the Issuer.

19.2                  Notwithstanding anything to the contrary in this Agreement, the Agent may offer selling group participation in the normal course of the brokerage business to selling groups of other licensed dealers, brokers and investment dealers, who may or may not be offered part of the Agent’s Commission and the Agent’s Warrants. The Agent agrees, however, that the Agent’s Warrants will not be offered pursuant to this paragraph and such securities will not be issued by the Issuer except to a person who, to the best of knowledge of the Agent, complies with the representations and warranties set forth in Section 13.2 of this Agreement.

20.                    CONFIDENTIALITY

20.1                  The Agent will establish reasonable procedures to hold in confidence all information received by it from the Issuer which has not been generally disclosed to the public and will not knowingly disclose such information, except as required in its opinion, acting reasonably, to discharge its obligations:

(a)	under this Agreement; and

(b)	under applicable law or regulatory policy.

21.                    PUBLIC DISCLOSURE

21.1                  The Issuer agrees that no public announcement or news release concerning this Agreement or any other instrument related thereto, or the relationship between the Issuer and the Agent will be made without providing the public announcement or news release to the Agent in advance. The Company will use its reasonable best efforts to agree to the form of and content thereof with the Agent prior to release, such consent not to be unreasonably withheld or delayed. All press releases regarding the Private Placement will include the following statements: Prominently at the top of each press release relating to the distribution of the Units:

“NOT FOR DISTRIBUTION TO U.S. NEWSWIRE SERVICES OR FOR DISSEMINATION IN THE UNITED STATES”

Within the body of each press release relating to the distribution of the Units:

“This press release does not constitute an offer to sell or solicitation of an offer to sell any of the securities in the United States. The securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws and may not be offered or sold within the United States or to U.S. Persons unless registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration is available.”

22.                    SEVERABILITY

22.1                  If any provision of this Agreement is found to be illegal or unenforceable, it will be considered separate and severable from this Agreement and the remaining provisions of this Agreement will remain in force and be binding upon the parties as though the illegal or unenforceable provision had never been included.

23.                    NOTICE

23.1                  All notices required to be given under this Agreement must be made in writing and either delivered or sent by facsimile to the party to whom notice is to be given at the address below or at such other address designated by that party in writing: If to the Issuer:

Northstare Healthcare Inc.
Suite 150 - 4120 Southwest Freeway
Houston, Texas 77027
U.S.A.

Attention:                  Corporate Secretary
Fax:                              713-355-8615
Email:                           info@northstar-healthcare.com

with a copy to the Issuer’s legal counsel:

Macdonald Tuskey
Suite 400, 570 Granvile Street
Vancouver, B.C.
V6C 3P1

Attention:                  William MacDonald
Email:                           wmacdonald@wlmlaw.ca

If to the Agent:

PI Financial Corp.
Suite 1900 - 666 Burrard Street
Vancouver, B.C.
V6C 3N1

Attention:                  Blake Corbet
Email:                          bcorbet@pifnancialcorp.com

with a copy to the Agent’s legal counsel:

McCullough O’Connor Irwin LLP
Suite 2600 – 1066 West Hastings Street
Vancouver, B.C.
V6E 3X1

Attention:                  Dave Gunasekera
Fax:                             604-687-7099
Email:                          dgunasekera@moisolicitors.com

23.2                  If notice is sent by facsimile or is delivered, it will be deemed to have been given at the time of transmission or delivery.

23.3                  If notice is mailed, it will be deemed to have been received five Business Days following the date of mailing of the notice unless there is an interruption in normal mail service due to strike, labour unrest or other cause during such five Business Days, in which case any notice sent by mail shall be deemed not to have been received until it is actually received.

24.                    GENERAL

24.1                  Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

24.2                  The representations, warranties, covenants and indemnities of the Issuer and the Agent contained in this Agreement will survive the Closing and will continue in full force and effect for the benefit of the parties, regardless of any due diligence investigation carried out by or on behalf of any party with respect thereto.

24.3                  This Agreement is to be read with all changes in gender or number as required by the context.

24.4                  This Agreement enures to the benefit of and is binding on the parties to this Agreement and their successors and permitted assigns. Notwithstanding the foregoing, this Agreement may not be assigned by either party without the prior written consent of the other party.

24.5                  The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

24.6                  This Agreement is governed by, subject to and interpreted in accordance with the laws of the Province of British Columbia, and the courts of the Province of British Columbia will have the exclusive jurisdiction over any dispute arising in connection with this Agreement.

24.7                  Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful money of Canada.

24.8                  This Agreement (together with the Subscription Agreements referred to above which are to be used in the Private Placement) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including, without limitation, the engagement letter between the parties dated November 29, 2013, and, except as incorporated by reference above, there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement unless signed by each party and purporting to be an amendment to this Agreement.

24.9                  This Agreement may be executed in two or more counterparts and may be delivered by facsimile, each of which will be deemed to be an original and all of which will constitute one agreement, effective as of the date first given above.

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If the terms of this Agreement accurately reflect your understanding and you agree with them, then please signify your acceptance by signing each copy or counterpart of this Agreement on behalf of the Issuer where indicated below. Please return the originally signed copies or counterparts to us.

Yours truly,

PI FINANCIAL CORP.

Per:
/s/ signed
Authorized Signatory

The foregoing is accepted and agreed to by Northstar Healthcare Inc. on the ______ day of December, 2013, effective as of the date appearing on the first page of this Agreement.

NORTHSTAR HEALTHCARE INC.

Per:
/s/ signed
Authorized Signatory